                                                                  Exhibit 4(h)


                                                               EXECUTION DRAFT


                     FIRST AMENDMENT TO LOAN AGREEMENT


            This FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is entered into as of August 31, 1994 by and among Caesars World, Inc., a Florida corporation (the "Borrower"), the several financial institutions party to this First Amendment (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends that Loan Agreement dated as of August 21, 1992 among the Borrower, the Banks and the Agent (the "Agreement").


                                  RECITAL

            The Borrower has requested the Banks and the Agent to amend certain provisions of the Agreement, and the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

      1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement herein shall mean the Agreement as hereby amended.

      2. AMENDMENTS TO AGREEMENT. The Banks and the Agent hereby agree that the Agreement is amended as follows:

            2.1 The definition of "Loan Documents" in Section 1.1 of the Agreement is amended by inserting "the Swing Line Documents" immediately after the "the Subsidiary Guaranty."

            2.2 The definitions of "Disposition," "Significant Subsidiary" and "Unused Availability" in Section 1.1 of the Agreement are amended and restated in their entirety as follows:

                  "'DISPOSITION' means the sale, transfer or other disposition in any single transaction or series of related transactions of any asset, or group of related assets, of Borrower or of any Subsidiary of Borrower that has at the date of the Disposition a book value or fair market value (which shall be deemed to be equal to the sales price for such asset or assets upon a sale to a Person that is not an Affiliate of Borrower) of $2,500,000 or more, OTHER THAN (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or a Subsidiary of Borrower, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Subsidiary of Borrower, and (iii) a disposition to Borrower or a Wholly-Owned Subsidiary; PROVIDED, that a Disposition shall not be construed to include the creation of a Lien or Right of Others, or the making of a Distribution, permitted hereunder."

                  "'SIGNIFICANT SUBSIDIARY' means, as of any date of determination, (a) any Subsidiary of Borrower that has previously executed and delivered the Subsidiary Guaranty, (b) any Restricted Subsidiary of Borrower that had on the last day of the Fiscal Quarter then most recently ended assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis determined in accordance with Generally Accepted Accounting Principles."

                  "'UNUSED AVAILABILITY' means, as of any date of determination, the SUM of (a) the amount, if any, by which the Line A Commitment exceeds the SUM of (i) the principal Indebtedness then evidenced by the Line A Notes, PLUS (ii) the Aggregate Effective Amount of all Letters of Credit then outstanding PLUS the amount of the Swing Line Outstandings, and (b) if such date is on or before the Line B Conversion Date, the amount, if any, by which the Line B Commitment exceeds the principal Indebtedness then evidenced by the Line B Notes."

            2.3 Section 1.1 of the Agreement is amended by inserting the following new definitions in proper alphabetical order:

                  "'DESIGNATED UNRESTRICTED SUBSIDIARIES' means any one or more Subsidiaries of Borrower which are not Restricted Subsidiaries and which are designated by Borrower as such from time to time in writing by notice to the Agent."

                  "'RESTRICTED SUBSIDIARY' means, as of any date of determination any Subsidiary of Borrower (a) at least 80% of the capital stock or other ownership interests of which are owned on such date, directly or indirectly, by Borrower, and (b) with respect to which neither Borrower nor any of its Restricted Subsidiaries has entered into any shareholders' agreement, management agreement or other agreement which has the effect of delegating management control over such Subsidiary to a Person OTHER THAN Borrower or a Restricted Subsidiary."

                  "'SWING LINE' means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.16."

                  "'SWING LINE BANK' means Bank of America National Trust and Savings Association."

                  "'SWING LINE DOCUMENTS' means any promissory note and any other documents executed by Borrower as requested by the Swing Line Bank from time to time in favor of the Swing Line Bank in connection with the Swing Line."

                  "'SWING LINE LOANS' means loans made by the Swing Line Bank to Borrower pursuant to Section 2.16."

                  "'SWING LINE OUTSTANDINGS' means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Loans then outstanding."

                  "'WINDSOR' means Windsor Casino Limited, an Ontario corporation, its successors and permitted assigns."

                  "'WINDSOR PROJECT' means the temporary and permanent casinos operated by Windsor located in Windsor, Ontario, Canada."

                  "'WINDSOR SHAREHOLDERS' AGREEMENT' means the Shareholders Agreement pertaining to Windsor to be entered into pursuant to the agreement with the Ontario Casino Corporation, substantially in the form previously delivered to the Banks, and with such material changes thereto which are reasonably acceptable to the Agent and its counsel."

            2.4  Section 2.1(a) of the Agreement is amended by inserting "PLUS
(D) the Swing Line Outstandings" immediately following "Carve Out Indebtedness."

            2.5  Section 2.5(a) of the Agreement is amended by inserting "PLUS
(C) the Swing Line Outstandings" immediately following "Carve Out Indebtedness."

            2.6  Section 2.12(a) of the Agreement is amended by inserting "PLUS
(D) the Swing Line Outstandings" immediately following "Carve Out Indebtedness."

            2.7  A new Section 2.16 is inserted immediately following Section
2.15 of the Agreement as follows:

                  "2.16 SWING LINE. The Swing Line Bank shall from time to time through the day prior to the Line A Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, PROVIDED that
      (i) giving effect to each such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of any Default or Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line shall be made in a minimum amount of $1,000,000 upon telephonic request by a Responsible Official of Borrower made to the Swing Line Bank by means of a request submitted through the Agent not later than Noon, San Francisco time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed to the Agent in writing by telecopier). Promptly after receipt of such a request for borrowing, the Agent shall inform the Swing Line Bank thereof and the Swing Line Bank shall obtain telephonic verification from the Agent that, giving effect to such request, availability for Loans will exist under Section 2.1(A) (and such verification shall be promptly confirmed in writing by telecopier). If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after Noon, San Francisco time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Agent of the Swing Line Outstandings each time there is a change therein.

                  "Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate PLUS the Applicable Alternate Base Rate Margin, payable on such dates as may be specified by the Swing Line Bank, not more frequently than monthly, and in any event on the Line A Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank.

                  "The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Line A Maturity Date.

                  "Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share of the Line A Commitment TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                  "In the event that there are any Swing Line Outstandings for three (3) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to repay all Swing Line Outstandings), Borrower shall request a Committed Loan pursuant to Section 2.1(A) in an amount complying with Section
      2.1(E) and sufficient to repay all Swing Line Outstandings. The Agent shall automatically provide such amount to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings) and credit any balance of the Line A Loan in immediately available funds to the Designated Deposit Account. In the event that Borrower fails to request a Line A Loan within the time specified by Section 2.2 on any such date, the Agent may, but is not required to, without notice to or the consent of Borrower, cause Line A Advances to be made by the Banks under the Line A Commitment in the amount necessary to comply with Section 2.1(E) and sufficient to repay all Swing Line Outstandings and, for this purpose, the conditions precedent set forth in Sections 8.1, 8.2 and
      8.3 shall not apply. The proceeds of such Line A Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings.

                  "Swing Line Loans shall be evidenced by one or more loan accounts maintained by the Swing Line Bank in the ordinary course of business, and such accounts shall be presumptive evidence of the principal amount owing under the Swing Line. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to Swing Line Loans; PROVIDED, HOWEVER, that the Swing Line Bank may request the Borrower to execute and deliver a promissory note to evidence the Swing Loans, and Borrower agrees to execute and deliver such a promissory note, and such other Swing Line Documents as the Swing Line Bank may from time to time reasonably request."

            2.8 The last sentence of Section 2.12(a) is amended and restated in its entirety as follows:

                  "No Letter of Credit shall be issued in any event for the purpose of supporting any payment obligation on or with respect to interest-bearing Indebtedness (INCLUDING commercial paper) EXCEPT only payment obligations with respect to the Capital Lease Obligations of Cove Haven, Inc. and Paradise Stream, Inc. in favor of Northeastern Bank of Pennsylvania, as trustee, as such Capital Lease Obligations now or hereafter may exist."

            2.9 Section 3.1(f)(iii) of the Agreement is amended by inserting "PLUS (D) the Swing Line Outstandings" immediately following "Carve Out Indebtedness."

            2.10 The provisions of ARTICLES 5 and 6 of the Agreement are amended so that they are restrictive of, and relate to, Borrower and its Restricted Subsidiaries rather than Borrower and all of its Subsidiaries, PROVIDED that (a) the provisions of Sections 5.10 and 6.5 of the Agreement shall continue to be restrictive upon, and relate to, Borrower and all of the Subsidiaries of Borrower, and (b) the provisions of Sections 6.9, 6.15, and 6.16(K) shall continue to be restrictive upon, and relate to, Borrower and all of its Subsidiaries OTHER than the Designated Unrestricted Subsidiaries. In furtherance thereof:

            (y) each Section of ARTICLES 5 and 6 of the Agreement (OTHER
      THAN Sections 5.10, 6.5, 6.9, 6.15, and 6.16(K) shall
      be deemed amended to insert the phrase "Restricted Subsidiary" (or its correlatives) wherever the term "Subsidiary" (or its correlatives) appears in such Sections; and

            (z) Sections 6.9, 6.15, and 6.16(K) shall be deemed amended to insert the phrase "Subsidiary other than the Designated Unrestricted Subsidiaries" (or its correlatives) wherever the term "Subsidiary" (or its correlatives) appears in such Sections;

in each case, except where the word "Subsidiary" is used as part of the term "Subsidiary Guaranty."

            2.11 Section 6.1(a) of the Agreement is amended by inserting "and the Swing Line Bank" immediately following "to the Banks."

            2.12 Section 6.6(d) of the Agreement is amended by deleting "$2,000,000" and inserting "$15,000,000" in lieu thereof.

            2.13 Section 6.9(h) of the Agreement is amended by deleting "$40,000,000" and inserting "$75,000,000" in lieu thereof.

            2.14 Section 6.9(i) of the Agreement is amended by deleting "$40,000,000" and inserting "$75,000,000" in lieu thereof.

            2.15 Section 6.9(1) of the Agreement is amended by deleting "$3,000,000" and inserting "$10,000,000" in lieu thereof.

            2.16 Section 6.9 of the Agreement is further amended by deleting "and" at the end of subsection (k); deleting the semicolon at the end of subsection (1) and inserting "; and" in lieu thereof; and inserting a new subsection (m) as follows:

                  "(m) Negative Pledges, Rights of Others and Liens on or with respect to Investments in Windsor (and in instruments evidencing such Investments) by Borrower entered into in connection with obtaining financing for the Windsor Project or contemplated by the Windsor Shareholders' Agreement."

            2.17 Section 6.10(f) of the Agreement is amended and restated in its entirety as follows:

                  "(f) guarantees of the obligations of vendors to Borrower or any of its Subsidiaries which are not Designated Unrestricted Subsidiaries in the ordinary course of business, not in excess of $25,000,000 outstanding at any time;"

            2.18 Section 6.10(g) of the Agreement is amended by deleting "$2,000,000" and inserting "$5,000,000" in lieu thereof.

            2.19 Section 6.10(i) of the Agreement is amended and restated in its entirety as follows:

                  "(i) Contingent Obligations to provide creditor or other obligee assurance for obligations of Subsidiaries that are not Wholly-Owned Subsidiaries; PROVIDED that (y) the aggregate monetary amount of such obligations outstanding at any time does not exceed $200,000,000 and (z) the aggregate monetary amount of such obligations outstanding at any time with respect to obligations or

      Indebtedness of Designated Unrestricted Subsidiaries does not exceed $100,000,000;"

            2.20 Section 6.10(l) of the Agreement is amended and restated in its entirety as follows:

                  "(l) Indebtedness of Borrower or any of its Subsidiaries to Borrower or any of its Wholly-Owned Subsidiaries, PROVIDED that this clause (l) shall not be construed to permit any Investment in any Designated Unrestricted Subsidiary not permitted by Section 6.16(M);"

            2.21 Section 6.10(n) of the Agreement is amended by deleting "$40,000,000" and inserting "$75,000,000" in lieu thereof.

            2.22 Section 6.10 of the Agreement is further amended by (i) relettering subsection (r) as subsection (t) and amending and restating such subsection in its entirety as set forth below, and (ii) inserting new subsections (r) and (s) as follows:

                  "(r) Indebtedness of Borrower for borrowed money that (i) is not secured by any Lien or have the benefit of any Negative Pledge on any Property of Borrower or any of its Restricted Subsidiaries, (ii) is not subject to financial covenants, restrictive covenants and events of default which are more onerous (taken in the aggregate) to Borrower than those contained in this Agreement and (iii) does not exceed $40,000,000 outstanding at any time;

                  "(s) Contingent Obligations in an aggregate amount not exceeding $100,000,000 to provide creditors or other obligee assurance for obligations of Windsor in connection with the Windsor Project; PROVIDED,
      (i) the other investors in Windsor are providing substantially similar assurances with respect to such obligations in an amount proportionate to their respective direct or indirect investments in Windsor, and (ii) such other investors are either the same Persons who were investors therein as of June 30, 1994 or Persons which are permitted to be investors in Windsor by the Windsor Shareholders' Agreement; and

                  "(t) Indebtedness of any of the types described above (OTHER THAN that described in clauses (c), (g), (i) (to the extent of Indebtedness contemplated by part (z) thereof), (n) and (r) above), that does not exceed, in addition to any dollar limitations set forth above, $30,000,000 in the aggregate for all such types of Indebtedness outstanding at any time."

            2.23 Section 6.11 of the Agreement is amended and by adding the following sentence at the end of such Section:

                  "Without limiting the generality of clause (b), transactions with any Person in whom an Investment permitted by Section 6.16(K) is made shall be considered in the context of all transactions existing between such Person and Borrower and its Subsidiaries so that, any such transaction which would not be considered an arm's-length transaction (when viewed as an independent transaction) shall not be prohibited by this Section so long as all such transactions, on an overall basis and taken as a whole, are at arm's length."

            2.24 Section 6.15 of the Agreement is amended and restated in its entirety as follows:

                  "6.15 CAPITAL EXPENDITURES.  Make any Capital Expenditure
      (a) with respect to any Existing Facility (EXCEPT in satisfaction of the alternative investment tax obligations of Borrower and its Subsidiaries under the New Jersey Casino Control Act) if to do so would result in such Capital Expenditures being more than $250,000,000 in any Fiscal Year PLUS any excess up to $125,000,000 over such Capital Expenditures in the immediately preceding Fiscal Year; PROVIDED, Capital Expenditures shall not exceed $375,000,000 in any event in any Fiscal Year; or (b) with respect to any New Project (other than in connection with the Windsor Project) if to do so would result, when added to the aggregate amount of Investments and Acquisitions described in Section 6.16(K) made in that Fiscal Year, in more than $200,000,000 of such Capital Expenditures, Investments and Acquisitions in any Fiscal Year."

            2.25 Section 6.16(d) of the Agreement is amended and restated in its entirety as follows:

                  "(d) Investments (y) of Borrower or any of its Subsidiaries in any of the Wholly-owned Subsidiaries of Borrower or (z) of any Subsidiary of Borrower in Borrower or any Wholly-owned Subsidiary of Borrower;"

            2.26 Section 6.16(k) of the Agreement is amended and restated in its entirety as follows:

                  "(k) Investments and Acquisitions made in any Fiscal Year in or of a Person owning or operating a New Project for an aggregate amount or purchase price that, when added to Capital Expenditures made in that Fiscal Year and described in Section 6.15(B), do not exceed, in any Fiscal Year, $200,000,000 MINUS the amount of any

      Investments in Designated Unrestricted Subsidiaries made during that Fiscal Year pursuant to Section 6.16(M);"

            2.27 Section 6.16 of the Agreement is further amended by relettering subsection (l) as subsection (o) and by inserting new subsections
(l), (m) and (n) as follows:

                  "(l) Investments by Borrower in Windsor contemplated by the Windsor Shareholders' Agreement not to exceed $100,000,000 in the aggregate at any time;

                  "(m) Investments in Designated Unrestricted Subsidiaries which do not, when aggregated with the amount of any Contingent Obligations incurred pursuant to Section 6.10(I) with respect to the obligations or Indebtedness of Designated Unrestricted Subsidiaries, exceed $100,000,000 in the aggregate, at any time;

                  "(n) other Investments in an amount which do not exceed $1,000,000 in the aggregate at any one time outstanding, and"

      3. EXTENSION OF LINE A MATURITY DATE. The Banks and the Agent agree to extend, solely in this instance notwithstanding the requirements of Section
2.14 of the agreement that the Borrower cannot request an extension of the Line A Maturity Date prior to delivering its audited financial statements for the prior Fiscal Year and without in any way being deemed to have waived such requirement as to any similar request in the future, the Line A Maturity Date to October 31, 1997.

      4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks and Agent:

            4.1 AUTHORITY. The Borrower has all necessary power and has taken all corporate action necessary to make this First Amendment, the Agreement, and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

            4.2 NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution of this First Amendment, the making by the Borrower of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Borrower (except for security interests, liens, charges and encumbrances created by this First Amendment or the other Loan Documents). No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this First Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Borrower under the Agreement.

            4.3 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in ARTICLE 4 of the Agreement (OTHER THAN Sections 4.4(A) (second sentence), 4.6 (first sentence),
4.10, and 4.17) are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

            4.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

            4.5 LITIGATION. Other than matters described in SCHEDULE 4.10 to the Agreement or not required as of the Closing Date to be therein described, there is no pending or threatened action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

      5. CONDITIONS, EFFECTIVENESS. The effectiveness of this First Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent and the Majority Banks:

            5.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the effective date of this First Amendment, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this First Amendment and any note or other instrument or agreement required hereunder.

            5.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Borrower dated the date of this First Amendment, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of the Borrower.

            5.3 OPINION OF COUNSEL. The written opinion of counsel to the Borrower, dated as of the date of this First Amendment with respect to such legal matters as the Majority Banks may request, which opinion may be qualified only in such manner as shall be acceptable to the Majority Banks. Borrower hereby instructs its internal legal counsel to deliver such an opinion to the Agent.

            5.4 OTHER EVIDENCE. Such other evidence with respect to the Borrower or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this First Amendment and the Agreement and the compliance with the conditions set forth herein.

      6.    MISCELLANEOUS.

            6.1 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement and the Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

            6.2 WAIVERS. This First Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

            6.3 COUNTERPARTS. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Borrower, each Guarantor, the Banks and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

            6.4 JURISDICTION. This First Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the local laws of the State of California.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

                                       BORROWER:

                                       CAESARS WORLD, INC.



                                       By: Roger Lee, Senior Vice President


                                       By: Richard M. Kelley, Treasurer


                                       THE AGENT:

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Agent



                                       By: Peggy Fujimoto, Vice President


                                       THE BANKS:

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as a Bank



                                       By: Scott L. Faber, Vice President


                                       SOCIETE GENERALE


                                       By J. Spaley Stewart, Vice President



                                       UNITED STATES NATIONAL BANK OF OREGON


                                       By: Scott J. Bell, Vice President

                                       NIPPON CREDIT BANK, LTD.
                                       LOS ANGELES AGENCY


                                       By: Bernardo E. Correo-Henschke,
                                       Vice President and Manager

                                       THE YASUDA TRUST AND BANKING COMPANY,
                                       LTD. LOS ANGELES AGENCY


                                       By: Kiyoshi Terao, Joint General
                                       Manager

                                       FIRST INTERSTATE BANK OF NEVADA, N.A.


                                       By: John Bydalek, Assistant Vice
                                       President


                                       CONTINENTAL BANK N.A.


                                       By:  Wyatt R. Ritchie, Vice President


                                       THE LONG TERM CREDIT BANK OF JAPAN,
                                       LTD., LOS ANGELES AGENCY


                                       By: Genichi Imai, Joint General Manager


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE
                                       NEW YORK AND CAYMAN ISLANDS BRANCHES


                                       By: J.G. Hilsgen, Vice President and
                                       James Tally, Associate


                                       MIDLANTIC BANK, N.A. (formerly,
                                       Midlantic National Bank)


                                       By: Denise Killen, Vice President

                                       CREDIT LYONNAIS LOS ANGELES BRANCH


                                       By: Thierry F. Vincent, Vice President


                                       CREDIT LYONNAIS CAYMAN ISLANDS BRANCH


                                       By: Thierry F. Vincent, Vice President


                                       BANK OF AMERICA NEVADA


                                       By: Israel Carmeli, Vice President

                              CONSENT OF GUARANTORS



            The undersigned hereby consent to the foregoing First Amendment to Loan Agreement dated as of August 31, 1994 and confirms that the Parent Guaranty and the Subsidiary Guaranty remain in full force and effect before and after giving effect to this First Amendment.


                                       CAESARS WORLD, INC.



                                       By /s/ Roger Lee
                                         ------------------------------------
                                       Title     Senior Vice President
                                            ---------------------------------



                                       By /s/ Richard M. Kelley
                                         ------------------------------------
                                       Title    Treasurer
                                            ---------------------------------


                                       DESERT PALACE, INC.


                                       By /s/  W. Dan Reichartz
                                         ------------------------------------
                                       Title   President
                                            ---------------------------------



                                       By /s/ Marc Rubinstein
                                         ------------------------------------
                                       Title    Vice President - General
                                                  Counsel & Secretary
                                            ---------------------------------


                                       BOARDWALK REGENCY CORPORATION


                                       By /s/  Robert E. Reilert
                                         ------------------------------------
                                       Title   Senior Vice President/General
                                                 Counsel/Secretary
                                            ---------------------------------



                                       By /s/   Michael Walsh
                                         ------------------------------------
                                       Title    Vice President - Finance &
                                                  Corporate Controller
                                            ---------------------------------


                                      -1-